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                                                                  Exhibit 23 (a)




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Individual Account Retirement Plan of Park-Ohio Industries, Inc. for the registration of 1,500,000 shares of its common stock of our report dated February 22, 1995 with respect to the consolidated financial statements of Park-Ohio Industries, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                                  /s/ERNST & YOUNG LLP


Cleveland, Ohio

February 14, 1996




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